EXHIBIT 10.1

                                    AGREEMENT
                                     between
                       UNMANNED SURFACE VEHICLE CONSORTIUM
                                       and
               NAVAL UNDERSEA WARFARE CENTER, DIVISION NEWPORT RI
                                   concerning
     RESEARCH AND DEVELOPMENT OF UNDERSEA WARFARE COMBAT VEHICLE PROTOTYPES

Agreement No. :                 N66604-01-9-126A
Requisition No.:                N66604-2155-02K5

Total Estimated Value of this Agreement:        $22,500,000.00
Funds Obligated, Government, This Action:       NONE
Total Funds Obligated, Government:              NONE
Authorities:   10 U.S.C. 2371 & Section 845 of Public Law 103-160

This Agreement is entered into between the United States of America, hereinafter referred to as "the Government," represented by the Naval Undersea Warfare
Center, Division Newport (NUWCDIVNPT) and the "Unmanned Surface Vehicle Consortium," pursuant to and under U.S. Federal law.

Integrated Maritime Platforms           For the Naval Undersea Warfare Center
International, Inc. as a member         Division, Newport (NUWCDIVNPT)
of the Consortium

----------------------------------      ---------------------------------------
(Signature)             (Date)          (Signature)                     (Date)
Kathleen Bright                         Brett P. Griffin
President                               Agreement Officer

                                TABLE OF CONTENTS

ARTICLES                                                        PAGE

ARTICLE I Scope of the Agreement .......................          4
ARTICLE II Term & Termination ..........................          6
ARTICLE III Management .................................          7
ARTICLE IV Administration ..............................          8
ARTICLE V Fiscal Management & Control ..................          9
ARTICLE VI Disputes ....................................         11
ARTICLE VII Patents ....................................         12
ARTICLE VIII Intellectual Property (Other Than Patents).         15
ARTICLE IX Subcontracts ................................         16
ARTICLE X Property .....................................         16
ARTICLE XI Civil Rights Act ............................         18
ARTICLE XII Security ...................................         18
ARTICLE XIII Disclaimers ...............................         18
ARTICLE XIV Warranty ...................................         18
ARTICLE XV Publicity & Publication .....................         18
ARTICLE XVI  Order of Precedence .......................         19
ARTICLE XVII Waiver of Rights ..........................         19
ARTICLE XVIII Severability .............................         19
ARTICLE XIX Entire Agreement, Modification and Execution         19




                                   ATTACHMENTS

               ATTACHMENT (1)Sample Task Description Document
               ATTACHMENT (2)Report Requirements
               ATTACHMENT (3)Security Specification
               ATTACHMENT (4)  Articles of Collaboration
               ATTACHMENT (5)  Participative Management Agreement

1. This Agreement is entered into between the United States Government acting through the Naval Undersea Warfare Center, Division Newport (NUWCDIVNPT ) hereinafter called "NUWCDIVNPT" and/or "the Government" and the Unmanned Surface Vehicle (USV) Consortium (referred to as the "Consortium"). The Consortium is comprised of Northrop Grumman Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called "Northrop Grumman"), Raytheon Company, a corporation organized and existing under the laws of the State of Delaware, (hereinafter called "Raytheon") and, Integrated Maritime Platforms (formerly TEAM ONE USA Inc.), a corporation organized and existing under the laws of the State of Washington (hereinafter called "Integrated Maritime Platforms") herein individually referred to as the "Consortium Members".

2. Collectively NUWCDIVNPT and the Unmanned Surface Vehicle Consortium will be referred to as the "Team". The Team consists of the four aforementioned members as depicted in Figure 1. This Team will be bound by this Other Transaction Agreement.

3. Hereinafter, both NUWCDIVNPT and the Consortium together will be referred to as the "Parties' and individually as "the Party".

WHEREAS the members of the Team have complementary research and development interests, and

WHEREAS the Team wishes to apply its talents and experiences to bring to application and use by the United States Department of Defense (D.o.D.) certain maritime Undersea Warfare Combat Vehicles (UWCVs) as deployable, off-board, organic Undersea Warfare (USW) systems and to explore other related applications for USVs, and

WHEREAS the UWCV applications are aimed at the United States Navy's requirements for organic Undersea Warfare missions, and

WHEREAS the Agreement anticipates receiving funding from the United States Government D.o.D. to perform additional development efforts in accordance with the Purpose of the Agreement,

NOW THEREFORE it is agreed that the Consortium does hereby enter into an Other Transaction Agreement for research and development of Prototype UWCV's with NUWCDIVNPT (hereinafter called the Agreement) as authorized under Section 845 of Public Law 103-160 (National Defense Authorization Act for fiscal year 1994, as amended).

ARTICLE I:  SCOPE OF THE AGREEMENT

A.  Purpose

1. The Purpose of this Agreement is to develop a military capability to conduct multiple undersea warfare missions using USVs with varying levels of manning and autonomy through a multi-phase program named the Spartan Undersea Warfare Combat Vehicle Program (hereinafter referred to as "the UWCV Program") 2. The Program for application of UWCVs has these key aspects:

The first aspect is mission modularity: the USV platform shall be a reconfigurable maritime surface craft that can execute individually selective or multiple naval warfare missions. Through past associations, the Consortium Members and the Government have performed studies and analyses which show that existing surface craft are capable of carrying and deploying sensor and weapon payloads that are currently in development or operational on aircraft and undersea vehicles.

The second aspect is unmanned operations: the Consortium members have shown in past demonstrations and products that existing manned surface craft can be easily made to operate as unmanned vehicles using non-developmental technology already fielded for use on unmanned aerial vehicles, other unmanned surface vehicles, and unmanned undersea vehicles. The USV thereby brings to the United States naval fleet, a capability to perform missions without putting personnel in harm's way. In addition, the craft can be operated as a manned vehicle for traditional missions such as troop transport.

The third aspect is organic deployability: the unmanned surface vehicle shall be launched and recovered from naval fleet mother vessels. The USV shall have minimal impact on its mother naval surface combatant or amphibious warfare host ship. The USV should, to the maximum extent possible, use existing infrastructure, i.e. it should be stored and launched with equipment already resident on the host ship; it should be maintained by personnel already assigned to the mother ship.

The fourth aspect is network centric warfare: the USV shall be utilized as a complementary node in network centric warfare. The USV is one of several nodes (e.g. UUVs, UAVs, naval warfare ships, aircraft, and fixed sites) that can be linked in a network to provide the battle force commander an extended tactical picture of the environment. Therefore, in addition to carrying various sensors and weapons payloads, the USV carries a core surveillance and communications suite capable of monitoring the tactical environment and communicating with other nodes or command platforms.

The fifth aspect is the assembly of affordable demonstration USVs that will allow certain high priority naval warfare missions to be demonstrated in a four year period within this UWCV Program. Specifically, the off-board organic missions of anti-submarine warfare (ASW) and in-stride mine avoidance (ISMA) are high priority mission demonstrations for this UWCV Program.

B.  Specific Performance Requirements

1. The Consortium and NUWCDIVNPT shall be governed by the terms of this Agreement. Each member of the Team shall be responsible for its own workshare under the UWCV Program and individual Phases which collectively make up the UWCV Program. Figure 2 represents this UWCV Program structure. The UWCV Program is envisioned to cover multiple Phases, each Phase demonstrating an increasing capability applied to a common core USV. Work under this Agreement will be initiated by the receipt of a funding document from a sponsor requesting work be performed in a specific area of the UWCV Program. The funding document will be accompanied by a Task Description Document (TDD) which will provide work specifications, the period of performance. and budgetary data. A sample TDD is attached to this Agreement as Attachment (1). As the UWCV Program is multi phased, over the term of the Agreement additional development phases may be added, and additional TDDs developed as a result. The Team shall perform the research and development prescribed in the TDD(s), and provide all reports required by Attachment (2), Report Requirements. The "Final Report" shall be provided to the Government upon the completion of this Agreement, or its termination, whichever event occurs first.

2. The specific items deliverable to NUWCDIVNPT will be defined in each individual TDD.

3. During the term of the Agreement, the Government and the Consortium, collectively, and the Consortium Members, individually, agree to make a good faith effort to accomplish the best possible research and development results in a spirit of cooperation and open communication. The Government and the Consortium will enter into a separate Participative Management Agreement, to establish a mutually acceptable framework for achieving these goals.

C.  Authorities

1. This Agreement is an "Other Transaction"  pursuant to 10 U.S.C. ss. 2371, and
Section 845 of Public Law 103-160, as amended. This Agreement is not a procurement contract, or grant, cooperative agreement, or other type of agreement for the purpose of the Federal Acquisition Regulation (FAR) at Subpart 31.205-18. The FAR and the Department of Defense FAR Supplement (DFARS) apply only as specifically referenced herein. Further, this Agreement is not intended to create, nor shall it be construed as, by implication or otherwise, a corporation, partnership or other business organization.

D. Workshare Liability

1. The Parties agree that the Consortium, and its individual Members, are bound only to use reasonable good faith efforts in achieving the goals of this Agreement. The Government acknowledges and agrees that each party shall be liable only for its own workshare under the UWCV Program. Consortium Members shall not be jointly and severally liable for the actions, failures to act, breaches of this Agreement, torts or any other liabilities whatsoever on the part of another Consortium Member. Each Consortium Member shall be responsible only for that effort assigned by the Program Management Committee (PMC), as defined in Article III A.4, and agreed to by the Consortium Member in accordance with the individual Statement of Work as and any liability arising out of the members acts or omissions in connection with its respective assignment.

2. The Government and the Consortium further agree that this Consortium does not constitute a partnership (for tax or legal purposes) or a joint venture and that none of the Consortium Members is authorized to act as an agent for any other except as expressly authorized in accordance with the Articles of Collaboration. Each Consortium Member shall be responsible for payment of any tax which it is required to pay under applicable federal, state or local statutes or regulations resulting from its performance under this Agreement or any agreement or agreements contemplated by or resulting from this Agreement. As such, nothing contained in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of the Parties hereunder.

3. All employees of each Consortium Member to this Agreement shall remain the employees of such Party for all purposes. and each Party shall be responsible for the payment of the wages, salaries and benefits of its employees and all payroll taxes, contributions, travel expenses and other payments required to be made with respect thereto.

ARTICLE II:  TERM & TERMINATION

A. Term

1. This Agreement commences on the date of the last signature hereon and terminates 5 years from that date. If all funds for a particular phase are consumed prior to the end of such phase, the Team and each individual Consortium Member has no obligation to continue performance under that phase and may elect to cease said performance at that point.

B. Termination

1. The Consortium or the Government may terminate this Agreement by a 30 day advance written notice to the other Party, provided that such written notice is preceded by consultation between the Parties. Additionally, the Consortium Members reserves the right to terminate their participation in any phase of the Agreement in the event that an Organizational Conflict of Interest situation arises with a thirty day written notice.

2. Unless disposition instructions are set-forth herein, the Government and the Consortium will negotiate in good faith a reasonable and timely adjustment of all outstanding issues between the Parties as a consequence of termination such as, but not limited to, payment for work completed including a proportionate amount of fee, the cost of settling and paying termination settlement proposals under terminated subcontracts and the reasonable cost of settlement of the work terminated. The failure of the Parties to achieve such adjustment shall be resolved in accordance with Article VI, Disputes.

3. In the event this Other Transaction is terminated, obligations of the parties regarding the safeguarding and handling of and rights in Intellectual Property and Proprietary Information shall survive the termination of the UWCV Program.

ARTICLE III:  MANAGEMENT

A. Management Responsibilities

1. Figures 1 and 2 herein describe the relationships between the Parties and among the three agreements integral to the UWCV Program: (1) this Other Transaction Agreement (OTA), (2) Articles of Collaboration (AC) (Attachment 4) and (3) a Participative Management Agreement (PMA) (Attachment 5).

2. This OTA is an agreement between NUWC and the Consortium. This OTA establishes NUWC Code 31, the Surface Undersea Warfare Department, as a Technical Performance Member of the Spartan UWCV Team (the "Team").

3. The Articles of Collaboration for the Industry Consortium establish a Consortium Management Committee for the purposes of directing the Consortium (Refer to Fig 1). The AC defines the decision-making procedures of the Consortium Management Committee. The Consortium shall function pursuant to its AC, which Articles are in the possession of the Parties to this Agreement. Changes to the AC are the prerogative of the Consortium. The Consortium shall notify the AO prior to implementing such changes. Any changes in the AC requires that requires a corresponding change in the OTA, including expressions of the intent of this OTA, or changes that affect the UWCV Program, requires the advance approval of the Government. The revised AC shall be incorporated into the Agreement through a modification to the Agreement.

4. The Participative Management Agreement establishes a Program Management Committee (PMC) for the purposes of managing, controlling, and assessing performance of the Spartan UWCV Team (Refer to Fig 1). The PMA defines the decision-making procedures of the UWCV Team. The PMC defines phases, assigns effort to the Technical Performance Members and seeks customers for funding for multiple Phases of the UWCV Program (Refer to Fig 2). For each Phase, the participating members produce a Phase Management Plan that describes how the participating members will carry out their respective workshares. Workshares will be derived from Technical Description Documents (TDDs), which will be incorporated into this OTA when each order is placed. The TDDs set out the customer's requirements and desired deliverables. The Phase Management Plan(s) will describe the relationship of TDDs to Work Breakdown Structure(s) (WBS) and Statements of Work (SOW) for each Technical Performance Member.

5. NUWCDIVNPT Code 31 shall, as a consequence of collaborating with the Consortium in the performance of research and development under this Agreement, monitor performance under this Agreement for the Government.

ARTICLE IV:  ADMINISTRATION

The following personnel of the Parties shall serve as points of contact for their respective areas of responsibility in the execution of the Agreement. These individuals may be changed by their respective Party upon notification to the other Parties

For NUWCDIVNPT:

                              Technical and Programmatic Matters:
                              Mr. Alan L. Goodman, NUWCDIVNPT, Code 31
                              Spartan UWCV Program Manager
                              Phone:  (401) 832- 8674
                              E-mail: goodmanal@npt.nuwc.navy.mil

                              Contractual & Administrative Matters:
                              Mr. Brett Griffin, Agreements Officer
                              NUWCDIVNPT Code 5912
                              Phone: (401) 832-2150
                              E-mail: griffinbp@npt.nuwc.navy.mil

For the Consortium:

                              Technical and Programmatic Matters:
                              Michael Armenia, Program Manager
                              Phone:  (401) 842-2079, Fax: (401) 842-5229
                              E-mail: Michael_Armenia @res.raytheon.com

                              Contractual & Administrative Matters:

                              Norbert J. Rattay, Contract Administrator

                              Phone:  (401) 842-3997, Fax: (401) 842-5229
                              E-mail: Norbert_J_Rattay@res.raytheon.com

For the Administrative Agreements Officer (AAO a.k.a. ACO or AGO):

                           Defense Contract Management Command, Syracuse, GSO Philip C. Goettel , Administrative Agreements Officer
                           Phone: (315) 448-7890, Fax: (315) 448-7921
                           E-mail: BSA6027@DCRB.DLA.MIL


For the Payment Office:

                              DFAS Columbus Center, DFAS-CO/Bunker Hill Division P.O. Box 182077 Columbus, OH 43218-2077


ARTICLE V:  FISCAL MANAGEMENT & CONTROL

A. By execution of this Agreement, the Consortium enters into a single "Other Transaction Agreement" with NUWC pursuant to 10 U.S.C. ss.2371 and under which NUWCDIVNPT's Agreement Officer shall receive funding from Sponsors and fund the Consortium.

B. The Articles of Collaboration establish the duties of the Consortium Administrator (CA) empowered by the Consortium to administer the financial aspects of the Undersea Warfare Combat Vehicle Program.

C. Name and Address of Financial Institution:

Integrated Maritime Platforms:

CAGE Code: 1UJ60

Bank of America
1000 Sixth Street
Bremerton, WA 98337
Phone: 1-360-478-7906
FAX: 1-360-478-7914
ABA - 125000024
Acct. - 11214202
Client Manager: Jeffery H. Reynolds (360)415-2535

The above information may be changed by the respective Party upon written notification to the other Party.

D. The CA will report quarterly to the PMC at its quarterly meetings on the finances of the Consortium. Additionally, the CA shall report monthly to the PMC by written report on the status of finances. E. In addition, the CA shall prepare all financial reports required by this OTA and submit such reports to NUWCDIVNPT and the PMC, in accordance with TDD requirements. Each Member shall provide the required financial inputs to permit the CA to meet the reporting requirements. The financial reporting will not include any Member's proprietary financial or pricing information.

F. The tasks performed by the CA shall be allowable expenses to the Consortium including but not limited to financial reporting.

G. All Members of the Consortium, as well as NUWC, shall participate in a cost/schedule management process. Said process will be defined in the Participative Management Agreement and will be used as a management tool of the Program Management Committee to plan/monitor workscope budgets and schedules.

H. Other Provisions

1. The Consortium and each individual Consortium Members obligation to perform each Phase of this Agreement shall be limited by the amount of funds obligated to this Agreement for each such phase and the amounts allocated to individual Members by the PMC under TDDs and subsidiary WBS items.

2. The NUWC Technical Code(s) obligation to perform each Phase of this Agreement shall be limited by the amount of funds obligated to this Agreement for each such Phase and the amount allocated by the PMC under TDDs and subsidiary WBS items.

I. Funding and Payment

1. Funding will be obligated against the OTA when TDDs are issued hereunder.

2. The Consortium will be reimbursed for actual costs and applicable fee in accordance with TDD(s).

3. Consortium Members may not bill more often than once a month for costs incurred in the performance of this Agreement. The original invoice will be submitted to the Agreements Officer identified at Article IV. The Agreements Officer will then transmit the signed invoice to the DCM address at Article IV and the Payment Office address at the Funding and Payment Article. A signed copy will also be mailed to the Consortium Members. Each invoice will clearly identify the total costs for all effort currently being invoiced.

4. The Government shall make payment to the Consortium Members when requested as work progresses, in amounts determined to be allowable in accordance with the provisions of this Agreement.

J. The Consortium Members shall maintain adequate records to account for all funding under this Agreement. The Consortium Members' relevant financial records are subject to examination or audit by the Government for a period not to exceed three (3) years after expiration of the period of performance of this Agreement. The Government shall have direct access to sufficient records and information of the Consortium Member, to ensure full accountability for all funding under this Agreement. The Government's audit/examination shall be limited to verifying that the Consortium Members incurred costs are in accordance with Generally Accepted Accounting Principles (GAAP). Such audits, examination, or access shall be performed during business hours on business days upon prior written notice with mutually agreed to date and shall be subject to the business confidentiality requirements of the audited party.

ARTICLE VI: DISPUTES

A. Resolution procedure for disputes between the Consortium and the NUWC Agreements Officer

1. The Consortium shall submit disputes, claims or controversies (hereinafter "claim" or "claims") arising out of this Agreement to the Agreements Officer. Claims shall specify the nature and basis for the relief requested, and shall include all data and relevant facts in support of the claim. Within 10 working days after receipt of this notice by the Agreements Officer, an executive of one of the Consortium Members appointed by the Consortium to represent it and the Agreements Officer shall meet to attempt to resolve the matter by mutual agreement. If the matter cannot be resolved by mutual agreement within 15 working days after receipt of a written request, the Agreements Officer shall, within 45 days after receipt of such written claim or request, proceed as follows:

a. Prepare a written decision, which shall include the basis for the decision, the relevant facts on which the decision is based, or

b. Notify the Member of a date when a written decision will be rendered not to exceed an additional 15 days. The notice shall address why additional time is needed and what, if any, additional information is required from the Member to adjudicate the claim.

2. The Agreement Officer's decision is final, unless:

               a. Appealed to the Director of NUWC, Office of Management Operations, by giving written notice to the Director of NUWC, Office of Management Operations and to the Agreements Officer within 90 calendar days of receiving the decision of the Agreements Officer, or

               b. Suit is filed in the United States Court of Federal Claims within 6 months of receiving the decision of the Agreements Officer, provided, however, that written notice of the intention to file said suit is given to the Director of NUWC, Office of Management Operations, within 90 calendar days of receiving the decision of the Agreements Officer.

3. In the event of an appeal filed with the Director of NUWC, Office of Management Operations, the parties shall endeavor to agree upon an Alternate Dispute Resolution (ADR) technique (such as discussions, mediation, or mini-trial) appropriate to resolve any dispute, and they shall use ADR procedures "to the maximum extent practicable". If the parties are not able to agree upon an ADR technique, or if they are not able to resolve the dispute despite their participation in an ADR proceeding, the Director of NUWC, Office of Management Operations, shall decide the appeal.

4. If the Director of NUWC, Office of Management Operations, shall decide the appeal, said decision shall be final.

B. Limitation of Damages

1. Claims for damages, by either party, of any nature whatsoever pursued under this Agreement, or any way related to this Agreement, shall be limited to direct damages only, up to the aggregate amount of NUWC funding disbursed for the Phase under which the claim arose.

2. In no event shall either Party be liable for claims for consequential, punitive, special and incidental damages, claims for lost profits or for attorney's fees, loss of use, rising out of or associated with the performance of this Agreement.

ARTICLE VII:  PATENTS

A. As used herein, "Invention" means any invention or discovery, which is or may be patentable or otherwise protectable under Title 35 of the United States Code.

1. Any Invention that is first conceived by employees or agents of any Consortium Member in connection with the performance of this Agreement and funded by the Government shall, unless expressly provided otherwise in any such subsequent contract, be and remain the property of the Consortium Member whose employees or agents developed same and is hereinafter referred to as a 'Subject Invention'. All employees of each Consortium Member to this Agreement shall remain the employees of such Consortium Member for all purposes.

2. Unless the Consortium Member shall have notified NUWCDIVNPT that the Consortium Member does not intend to retain title, the Consortium Member shall retain the entire right, title, and interest throughout the world to each Subject Invention consistent with the provisions of this Article and 35 U.S.C. ss. 202. With respect to any Subject Invention in which the Consortium Member retains title, the Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice, or have practiced on behalf of the Government, but not for any commercial purpose, the Subject Invention throughout the world.

3. The Consortium Member shall disclose each Subject Invention within six (6) months after the inventor discloses it in writing to his company personnel responsible for patent matters. The disclosure to NUWCDIVNPT shall be in the form of a written report, and shall identify the Agreement under which the invention was made and the identity of the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, sale, or public use of the invention. If the invention has not been published, the invention disclosure shall describe if and when the invention is intended (at the time of disclosure) to be published.

4. If the Consortium Member determines that it does not intend to retain title to any such invention, the Consortium Member shall notify NUWCDIVNPT, in writing, within one (1) year of disclosure to NUWCDIVNPT. However, in any case where publication, sale, or public use has initiated the one (1)-year statutory period wherein valid patent protection can still be obtained in the United States, the period for such notice may be shortened by NUWCDIVNPT to a date that is no more than sixty (60) calendar days prior to the end of the statutory period.

5. The Consortium Member shall file its initial patent application on a Subject Invention to which it elects to retain title within two (2) years after election of title or, if earlier, prior to the end of the statutory period wherein valid patent protection can be obtained in the United States after a publication, or sale, or public use. The Consortium Member may elect to file patent applications in additional countries (including the European Patent Office and the Patent Cooperation Treaty) within either ten (10) months of the corresponding initial patent application or six (6) months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications, where such filing has been prohibited by a Secrecy Order.

6. Requests for extension of the time for disclosure election and filing may, at the discretion of NUWCDIVNPT, and after considering the position of the Consortium Member, be granted.

7. Upon NUWC's written request, the Consortium Member shall convey title to any Subject Invention to NUWC under any of the following conditions:

a. If the Consortium Member fails to disclose or elects not to retain title to the Subject Invention within the times specified in this Article; provided, that the Government may only request title within ninety (90) calendar days after learning of the failure of the Consortium Member to disclose or elect within the specified times.

b. In those countries in which the Consortium Member fails to file patent applications within the times specified in this Article; provided, that if the Consortium Member has filed a patent application in a country after the times specified in this Article, but prior to its receipt of the written request by NUWCDIVNPT the Consortium Member shall continue to retain title in that country; or

c. In any country in which the Consortium Member decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceedings on, a patent on a Subject Invention.

8. The Consortium Member shall retain a nonexclusive, royalty-free license throughout the world in each Subject Invention to which the Government obtains title. The license extends to all subsidiaries and affiliates, if any, within the corporate structure of the Consortium Member, and includes the right to grant licenses of the same scope to the extent that the Consortium Member was legally obligated to do so at the time the Agreement was awarded and to its customers and subcontractors. The license is transferable only with the approval of NUWCDIVNPT, except when transferred to the successor of that part of the business to which the invention pertains. NUWCDIVNPT approval for license transfer shall not be unreasonably withheld.

9. The Consortium Member's domestic license may be revoked or modified by NUWCDIVNPT to the extent necessary to achieve expeditious, practical application of the Subject Invention pursuant to an application for an exclusive license submitted consistent with appropriate provisions at 37 CFR Part 404. This license shall not be revoked in that field of use or the geographical areas in which the Consortium Member has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of NUWCDIVNPT to the extent that the Consortium Member, its licensees, or the subsidiaries or affiliates have failed to achieve practical application in that foreign country.

10. Before revocation or modification of the license, NUWCDIVNPT shall furnish the Consortium Member a written notice of its intention to revoke or modify the license, and the Consortium Member shall be allowed thirty (30) calendar days (or such other time as may be authorized for good cause shown) after the notice to show cause why the license should not be revoked or modified.

11. The Consortium Member agrees to execute or to have executed and promptly deliver to NUWCDIVNPT all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those Subject Inventions to which the Consortium Member elects to retain title, and (ii) convey title to the Consortium Member when requested under this Article and to enable the Government to obtain patent protection throughout the world in that Subject Invention.

12. The Consortium Member agrees to require, by written agreement, its employees, other than clerical and non-technical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters each Subject Invention made under this Agreement in order that the Consortium Member can comply with the disclosure provisions of this Article. The Consortium Member shall instruct employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U. S. or foreign statutory bars.

13. The Consortium Member shall notify NUWCDIVNPT of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceedings on a patent, in any country, not less than thirty (30) calendar days before the expiration of the response period required by the relevant patent office.

14. The Consortium Member shall include, within the specification of any United States patent application and any patent issuing thereon covering a Subject Invention, the following statement: "This invention was made with Government support under Agreement No. N66604-01-9-1264. The Government has certain rights in this invention."

15. The Consortium Member shall include this Article, suitably modified, to identify the subcontractor, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

16. Upon request, the Consortium Member agrees to submit, during the term of the Agreement, an annual report on the utilization of a Subject Invention or on efforts at obtaining such utilization that are being made by the Consortium Member or licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, and such other data and information as the agency may reasonably specify. The Consortium Member also agrees to provide additional reports as may be requested by NUWCDIVNPT in connection with any march-in proceedings undertaken by NUWCDIVNPT in accordance with this Article. Consistent with 35 U.S.C. ss. 202(c)(5), NUWCDIVNPT agrees it shall not disclose such information to persons outside the Government without permission of the Consortium Member.

17. Notwithstanding any other provision of this clause, the Consortium Member agrees that it shall not grant to any person the exclusive right to use or sell any Subject Invention in the United States unless such person agrees that any product embodying the Subject Invention or produced through the use of the Subject Invention shall be manufactured substantially in the United States. However, in individual cases, the requirements for such an agreement may be waived by NUWCDIVNPT upon a showing by the Consortium Member that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that, under the circumstances, domestic manufacture is not commercially feasible.

B. No Consortium Member makes any representation, warranty, indemnification or inducement with respect to the infringement of intellectual property rights of third parties.

ARTICLE VIII:  INTELLECTUAL PROPERTY (OTHER THAN PATENTS)

A. This Article concerns rights in Intellectual Property by and between the Government and the Consortium. Rights in Intellectual Property by and among members of the Consortium are addressed in the Consortium's Articles of Collaboration.

B. As used herein  "Proprietary  Information"  sha1l mean technical  information
(including data, know-how, trade secrets and unpatented inventions) and commercial or business information which is treated as proprietary or privileged by the disclosing Consortium Member, which is disclosed to the NUWCDIVNPT hereto in connection with this Agreement, and which is not otherwise publicly available.

C. Any Proprietary Information that is owned or controlled by any Consortium Member prior to the date of this Agreement, or which is acquired or developed by a Consortium Member independently of its performance of this Agreement or other government contract shall at all times continue to be owned or controlled by said Consortium Member and is hereinafter referred to as "Background Proprietary Information". The government shall receive no rights in Background Proprietary Information. Any Proprietary Information that is first conceived by employees or agents of any Consortium Member in connection with the performance of this Agreement, unless expressly provided otherwise in any such subsequent contract, will be and remain the property of the Consortium Member whose employees or agents developed same and is hereinafter referred to as "Foreground Proprietary Information". The Government shall receive Limited Rights (meaning the rights to use, modify, reproduce, release, perform, display, or disclose Proprietary
Information, in whole or in part, within the Government) in all Foreground Proprietary Information delivered to the Government under this Agreement. The Government may not, without the written permission of the Consortium Member asserting Limited Rights, release or disclose the Proprietary Information outside the Government, use the Proprietary Information to manufacture, or authorize the Proprietary Information to be used by another non-Government party.

D. Any Data delivered to the Government under this Agreement shall be marked with the following legend:

         "Use, duplication, or disclosure is subject to the restrictions set forth in Agreement No. N66604-01-9-1264 between NUWCDIVNPT and the Unmanned Surface Vehicles Consortium."

ARTICLE IX: SUBCONTRACTS

The Consortium is authorized to use commercial practices under this Agreement. This authorization includes, but is not limited to, waiver from competitive bidding where the Consortium deems that it is appropriate and relief from normal flow-down requirements to subcontractors, if any, under the UWCV Program.

ARTICLE X  PROPERTY

A. Definitions

1. "Property" means any tangible personal property other than property actually consumed during the execution of work under this Agreement.

B. Title to Property

1. The Government shall retain title to all property purchased with 100% Government Funds under this Agreement. Should any item of property with an acquisition value greater than $100,000 be required, the Consortium shall obtain prior written approval of the Agreements Officer. Each Technical Performance Member (TPM) shall be responsible for protection, and preservation of Program property at its own expense when such property is in the custody or on the premises of the TPM. The Team shall be responsible for the maintenance and repair of Program Property and this will be an allowable billable expense under this Agreement. Each Technical Performance Member shall establish and maintain a program for the use, maintenance, repair, protection and preservation of Government property in accordance with sound business practices. Title to Property acquired with more than one Consortium member's funds for the performance of this Agreement will be as determined by mutual agreement, as evidenced in writing, through the Consortium Management Committee prior to the acquisition thereof. Title to Property acquired with one or more Consortium member's funds and Government funds will be as determined by mutual agreement of the Program Management Committee prior to the acquisition of such property. Such mutual agreement will be evidenced in a writing signed by the members of the Program Management Committee. Any property purchased by any Consortium Member with its own funds and used in the performance of this Agreement will remain with such Consortium Member.

C. Disposition of Property

1. At the completion of the term of this Agreement, items of property titled to the Government shall be disposed of in the following manner:

               a. Purchased by the Consortium at an agreed-upon price, the price to represent fair market value, with the proceeds of the sale being returned to NUWC; or

               b. Transferred to a Government research facility with title and ownership being transferred to that Government organization; or

               c. Donated to a University or technical learning center for research purposes; or

               d. Any other mutually agreeable disposition procedure.

D.  Damage or Loss of Government Property

1. In recognition of the experimental and developmental nature of this effort, the Government and the Consortium hereby agree that, notwithstanding any other provision of this Agreement to the contrary, the Consortium and the Consortium Members individually, shall not be liable for loss or destruction of, or damage to the property of the Government, including any prototypes delivered under this Agreement, or for expenses incidental to such loss, destruction or damage, except where such loss or destruction of the Government property provided or acquired under this Agreement :

a. Results from a risk expressly required to be insured under this Agreement, but only to the extent of the insurance required to be purchased or maintained;

b. That results from a risk that is in fact covered by insurance or for which the Member is otherwise reimbursed, but only to the extent of such insurance or reimbursement;

c. That occurs during the performance of any tests or demonstrations required under any TDD of this Agreement or which occurs after Government acceptance of any prototypes or equipment delivered under this contract and results from any defects or deficiencies in the prototypes or equipment or in the services performed by the Consortium, as long as those defects do not result from the willful or negligent misconduct of any of the Consortium Members' managerial personnel who have supervision or direction of all or substantially all of the Consortium Members' business.

d. That results from willful misconduct or lack of good faith on the part of Member's managerial personnel; or

e. That results from a failure on the part of a Member, due to willful misconduct or lack of good faith on the part of the Member's managerial personnel to establish and administer a program or system for the control, use, protection, preservation or maintenance of Government property.

ARTICLE XI:  CIVIL RIGHTS ACT

This Agreement is subject to the requirements of Title VI of the Civil Rights Act of 1964 as amended (42 U.S.C. 2000-d) relating to nondiscrimination in federal programs.

ARTICLE XII:  SECURITY

This research and development shall be provided protection as required by the appropriate security requirements stated in the DD Form 254, attached hereto as Attachment (2). The highest level of classification involved in the performance of this Agreement is expected to be SECRET. The highest security classification of any item deliverable under this Agreement is expected to be SECRET. This Agreement document, itself, is unclassified.

ARTICLE XIII:  DISCLAIMERS

Such information as may be transmitted or exchanged by the Parties under this Agreement shall not constitute any representation, warranty, assurance, guarantee, or inducement by any Party to the other with respect to the infringement of any patent or proprietary right owned or controlled by a third party.

ARTICLE XIV:  WARRANTY

No warranty of any kind whatsoever is offered or made, either expressed or implied, by virtue of this Agreement.

ARTICLE XV:  PUBLICITY & PUBLICATION

Any data release, news release, public announcement, advertisement, publication or publicity, released by either Party to this Agreement that concerns this Agreement, shall be subject to prior approval of the other Party. Any such publicity shall give due credit to the contributions of each Party. The Parties agree to provide each other with an advanced copy of any manuscript to be released in any publication or symposium presentation when the manuscript utilizes data derived from this Agreement. The copy shall be sent sufficiently in advance to afford the other Party time to review the manuscript and provide its concurrence before the manuscript is published or presented at a symposium. This Article shall not proscribe NUWCDIVNPT from satisfying either statutory obligations, or Department of Defense administrative requirements that concern public affairs releases.

ARTICLE XVI:  ORDER OF PRECEDENCE

In the event of any inconsistency between the terms of this Agreement and language set forth in the Task Description Document or any other attachments to this Agreement, the inconsistency shall be resolved by giving precedence in the following order: (1) The Agreement, (2) the Task Description Document(s) and (3) all other Attachments to the Agreement.

ARTICLE XVII:  WAIVER OF RIGHTS

Any waiver of any requirement contained in this Agreement shall be by mutual agreement of the Parties. Any waiver shall be reduced to writing and a copy of the waiver shall be provided to each Party. Failure to insist upon performance of any of the terms and conditions of the Agreement shall not be deemed a waiver of any rights by any Party.

ARTICLE XVIII  SEVERABILITY

If any clause, provision or section of this Agreement is held to be illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein.

ARTICLE XIX: ENTIRE AGREEMENT AND MODIFICATION

A. This Agreement constitutes the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the Parties, whether oral or written, with respect to the subject matter hereof.

B. This Agreement may be changed, modified, or otherwise revised only by the consent of the Government and the Consortium, and such consent shall be evidenced by a written bilateral modification to this Agreement. Minor administrative changes, such as changes in the paying office, may be made to this Agreement unilaterally by the Government.

C. This Agreement, or modifications thereto, may be executed in counterparts each of which shall be deemed as original, but all of which taken together shall constitute one and the same instrument.

                                 ATTACHMENT (1)
                        SAMPLE TASK DESCRIPTION DOCUMENT
                          FY01 SPARTAN UWCV DEVELOPMENT
                         TASK DESCRIPTION DOCUMENT (TDD)

The Consortium in Phase 1 of the Prototype Project, will examine the 7-m Navy Standard rigid-hull inflatable boat (RHIB) as a potential ASW and In Stride Mine Avoidance asset, and report on the same. The details of performance under this Task Description Document shall be as agreed to by the Parties through the PMC. The final version of the TDD shall be incorporated into this Agreement by a modification thereto.


                                 ATTACHMENT (2)

                               REPORT REQUIREMENTS

               With the exception of the Final Report, all reports listed below shall be provided as follows: two (2) copies shall be provided to the NUWC Code 31; and one (1) copy shall be provided to the NUWC Agreements Officer. For the purpose of this Attachment, a "plan" is a report.

A.             QUARTERLY STATUS REPORT

               Beginning forty-five (45) calendar days after the effective date of this Agreement, and quarterly thereafter at quarterly PMC meetings throughout the term of the Agreement, the Consortium shall provide a status report consisting of two (2) major sections.

               1. Technical Status: This section shall detail the Team's technical progress to date and report all problems, technical issues, or major developments, and external collaborations during the reporting period. The Consortium's form/format is acceptable.

               2. Business Status: This section shall detail the status of resources relative to the Team's expenditure profiles. Any major deviations ( plus or minus 10% of cost/schedule Management profiles contained in the Phase Management Plan(s)) shall be explained along with proposed adjustment actions. The Consortium's form/format is acceptable.

B.             SPECIAL TECHNICAL REPORTS

               As specified in the TDD's between the Consortium and NUWC Code 31, the Consortium shall, from time to time, provide to NUWC Code 31 selected special reports on significant events or subjects.

C.            FINAL REPORT

              1. The Consortium shall provide a Final Report of all major developments by the Consortium within sixty (60) calendar days after the termination of this Agreement.

              2. The Final Report shall be marked with a Distribution Statement to denote the extent of its availability for distribution, release, and disclosure without additional approvals or authorizations. The Final Report shall be marked on the front page in a conspicuous place with the following marking:

                  "DISTRIBUTION STATEMENT B. Distribution authorized to U.S. Government agencies, only. Other requests for this document shall be referred to NUWC, ATTN: Technical Information Officer."


                                 ATTACHMENT (3)

                             SECURITY SPECIFICATION

                                 ATTACHMENT (4)

                            ARTICLES OF COLLABORATION
                                     FOR THE

                      UNMANNED SURFACACE VEHICLE CONSORTIUM

                                 ATTACHMENT (5)

                       PARTICIPATIVE MANAGEMENT AGREEMENT